Exhibit 99.2

SHL Group Holdings I Limited

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2011, 2010, and 2009

Contents

Independent Auditor’s Report	2
Independent Auditor’s Report	3

Audited Consolidated Financial Statements

Consolidated Profit and Loss Account	4
Consolidated Balance Sheet	5
Consolidated Cash Flow Statement	6
Consolidated Statement of Total Recognised Gains and Losses	7
Consolidated Reconciliation of Movements in Shareholders’ Funds	7
Notes to the Consolidated Financial Statements	8

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF SHL HOLDINGS 1 GROUP LIMITED

We have audited the accompanying consolidated balance sheets of SHL Holdings 1 Group Limited and subsidiaries (the "Company") as of 31 December 2011 and 2010, and the related consolidated profit and loss account, consolidated reconciliation of movements in shareholders’ funds and consolidated, statement of cash flows and the related notes for each of the three years in the period ended 31 December 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Personnel Decisions Research Institutes (a consolidated subsidiary), which statements reflect total assets constituting 4% of consolidated total assets at December 31, 2011 and total revenues constituting 12% of consolidated total turnover for the year then ended. Those statements were prepared in accordance with accounting principles generally accepted in the United States of America and were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Personnel Decisions Research Institutes, on the basis of accounting principles generally accepted in the United States of America, as of and for the period ended December 31, 2011 is based solely on the report of the other auditors. We have applied auditing procedures to the adjustments to reflect the consolidation of Personnel Decisions Research Institutes in accordance with accounting principles generally accepted in the United Kingdom.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of SHL Holdings 1 Group Limited and subsidiaries as of 31 December 2011 and 2010, and the results of their operations and their cash flows for each of the three years in the period ended 31 December 2011 in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 26 to the financial statements.

/s/ Deloitte LLP

London

United Kingdom

17 October 2012

INDEPENDENT AUDITORS’ REPORT

TO THE BOARD OF DIRECTORS OF PERSONNEL DECISIONS RESEARCH INSTITUTES, INC.

We have audited the accompanying balance sheets of Personnel Decisions Research Institutes, Inc. as of December 31, 2011, and the related statement of income, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Personnel Decisions Research Institutes, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Vienna, Virginia

March 6, 2012

SHL GROUP HOLDINGS 1 LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Year ended 31 December

		2011	2010	2009
	Notes	£m	£m	£m
Group turnover
Existing operations		93.1	82.0	69.6
Discontinued operations		—	—	0.3
Acquisitions		37.6	—	—

Total turnover	2	130.7	82.0	69.9

Cost of sales		(50.2)	(30.4)	(29.0)

Gross profit		80.5	51.6	40.9

Other operating income	3	—	0.2	—

Administrative expenses excluding exceptional items		(56.7)	(41.0)	(39.2)
Exceptional items	5	(8.1)	—	(11.8)

Total administrative expenses		(64.8)	(41.0)	(51.0)

Group operating profit
Existing operations		9.6	10.8	(8.9)
Discontinued operations		—	—	(1.2)
Acquisitions		6.1	—	—

Total operating profit/(loss)	5	15.7	10.8	(10.1)

Interest receivable and similar income	6	0.8	0.1	2.0
Interest payable and similar charges	6	(17.3)	(15.6)	(13.6)

Net financing costs	6	(16.5)	(15.5)	(11.6)

Loss on ordinary activities before taxation		(0.8)	(4.7)	(21.7)

Taxation on loss on ordinary activities	7	(3.5)	(1.2)	(4.7)

Loss on ordinary activities after taxation		(4.3)	(5.9)	(26.4)

Equity minority interests	22	1.4	—	—

Loss for the year	17	(2.9)	(5.9)	(26.4)

SHL GROUP HOLDINGS 1 LIMITED

CONSOLIDATED BALANCE SHEET

As of 31 December

		2011	2010
	Notes	£m	£m
Fixed assets
Intangible assets—Goodwill	9	105.9	57.3
Tangible assets	10	10.0	9.6

		115.9	66.9

Current assets
Stock		0.3	0.3
Debtors	11	42.1	25.4
Cash and short term deposits		12.5	19.6

		54.9	45.3

Creditors: amounts falling due within one year	12	(59.9)	(39.7)

Net current (liabilities)/assets		(5.0)	5.6

Total assets less current liabilities		110.9	72.5

Creditors: amounts falling due after more than one year	13	(151.1)	(144.1)

Provisions for liabilities	15	(0.3)	(0.6)

Net liabilities		(40.5)	(72.2)

Capital and reserves
Called up share capital	16,17	2.7	2.7
Profit and loss account	17	(42.3)	(74.9)

Shareholders’ deficit	17	(39.6)	(72.2)

Minority interests	22	(0.9)	—

Total capital employed		(40.5)	(72.2)

SHL GROUP HOLDINGS 1 LIMITED

CONSOLIDATED CASH FLOW STATEMENT

Year ended 31 December

	Notes	2011 £m	2010 £m	2009 £m
Net cash inflow from operating activities	20	25.2	23.9	1.2

Return on investments and servicing of finance
Interest received		0.1	0.1	0.1
Interest paid		(4.8)	(4.1)	(4.4)

Net cash outflow from return on investments and servicing of finance		(4.7)	(4.0)	(4.3)

Taxation		(3.5)	(0.4)	(2.5)

Capital expenditure
Purchase of tangible fixed assets		(4.2)	(1.5)	(4.5)

Net cash outflow from capital expenditure		(4.2)	(1.5)	(4.5)
Acquisitions and disposals
Closure of business		—	—	(0.9)
Net overdraft acquired with subsidiary undertaking		(0.1)	—	—
Acquisition costs		(2.0)	—	—
Net cash outflow from acquisitions and disposals		(2.1)	—	(0.9)

Net cash inflow/(outflow) before use of financing		10.7	18.0	(11.0)
Net cash (outflow)/inflow from financing
Issue of ordinary share capital		—	—	0.4
Debt due within one year:
Repayment of secured loan		(24.3)	(7.6)	(1.7)
Debt due after more than one year:
New secured loans repayable from 2014		6.9	—	—
New secured loans repayable from 2013				13.6
Expenses paid in obtaining finance		(0.4)	—	—

Net cash inflow/(outflow) from financing		(17.8)	(7.6)	12.3

(Decrease)/increase in cash in the period		(7.1)	10.4	1.3

Reconciliation of net cash flow to movement in net debt

Decrease/(increase) in cash in the period	21	7.1	(10.4)	(1.3)

Cash (outflow)/inflow from increase in debt financing		(17.8)	(7.6)	11.9

Net debt acquired with PreVisor Inc		14.3	—	—
Non-cash adjustment for accrued interest		12.6	10.5	9.2
Translation differences		(1.1)	0.8	(2.2)

Movement in net debt in the period		15.1	(6.7)	17.6
Net debt in the start of the period		125.4	132.1	114.5

Net debt at the end of the period	21	140.5	125.4	132.1

SHL GROUP HOLDINGS 1 LIMITED

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Year ended 31 December

	2011 £m	2010 £m	2009 £m
Loss for the year:
Group	(2.9)	(5.9)	(26.4)
Unrealised gain on part disposal of SHL Group Holdings 3 Limited (note 8)	36.0	—	—
Net exchange differences on the retranslation of net investments	(0.5)	(0.2)	(0.6)

Total gains and losses recognised since last financial statements	32.6	(6.1)	(27.0)

CONSOLIDATED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

Year ended 31 December

	2011 £m	2010 £m	2009 £m
Retained loss for the year	(2.9)	(5.9)	(26.4)

Shares issued	—	—	0.4
Unrealised gain on part disposal of SHL Group Holdings 3 Limited (note 8)	36.0	—	—
Exchange adjustments	(0.5)	(0.2)	(0.6)
Net purchase of shares by Employee Benefit Trust	—	—	(0.2)

Increase/(decrease) in shareholders’ funds	32.6	(6.1)	(26.8)

Opening shareholders’ funds	(72.2)	(66.1)	(39.3)

Closing shareholders’ funds	(39.6)	(72.2)	(66.1)

SHL GROUP HOLDINGS 1 LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

The following principal accounting policies have been applied consistently throughout the year and the prior years in dealing with items which are considered material in relation to the financial statements.

(A) BASIS OF PREPARATION

The financial statements have been prepared in accordance with applicable United Kingdom accounting standards under the historical cost convention. The information presented for the years ended 31 December 2011, 2010 and 2009 does not constitute statutory accounts as defined in section 434 of the Companies Act 2006. The statutory accounts for the respective periods have been reported upon by the Group’s Auditor and delivered to the Registrar of Companies. The reports of the Auditor was unqualified, did not include a reference to any matters to which the Auditor drew attention by way of emphasis without qualifying their report and did not contain statements under section 498 (2) or (3) of the Companies Act 2006.

A description of the Group’s borrowing facilities and its hedging strategies for both interest and foreign exchange is included in notes 13 and 14 to the accounts. As described in note 13, the Group’s borrowings included senior bank facilities, subordinated loan notes from the Group’s shareholders and a working capital facility. Under the bank facilities, the Group was required to comply with various financial covenants which are tested quarterly. As described in note 27, on 2 August 2012, the entire share capital of SHL Group Holdings 1 Limited was acquired by The Corporate Executive Board Company (“CEB”). As part of this transaction, the Group’s remaining external borrowings and shareholder loans were repaid and replaced with an intercompany loan due to CEB Co. (UK) Limited with indefinite payment terms and CEB have confirmed that they have no current intention to call in this loan. The Company and its subsidiaries are not guarantors to the CEB group borrowings. The Directors of the SHL have prepared forecasts for the Group to 31 December 2012 for the purpose of their going concern review. These forecasts show that the Group will generate positive cash flows over the period.

Notwithstanding the net current liabilities of £5.0m at 31 December 2011, the directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future.

Accordingly, having taken into account the uncertainties referred to above, they consider it is appropriate to continue to adopt the going concern basis in preparing the financial statements.

(B) BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of SHL Group Holdings 1 Limited (the “Company”) and its subsidiary undertakings (together the “Group”) made up to 31 December each year. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

(C) GOODWILL

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on consolidation is capitalised. Positive goodwill is amortised to nil by equal annual instalments over twenty years, or its estimated useful life, if less. Provision is made for any impairment.

(D) TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at cost or valuation, net of depreciation and any provision for impairment. Depreciation is provided on tangible fixed assets to write off the cost or valuation, less the estimated residual value, by equal instalments over the estimated useful economic lives as follows:

Leasehold property	Over period of the lease
Equipment, furniture and fittings	25% straight line
Computer equipment	20% to 33% straight line

The cost of computer software development is capitalised as part of the related computer hardware where it is directly attributable to bringing an IT system into working condition for its intended use, and can be separately identified.

(E) FOREIGN CURRENCIES

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiaries are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to reserves.

(F) STOCK

Stock mainly comprises questionnaires and associated materials for resale and is valued at the lower of cost and estimated net realisable value, after making due allowance for obsolete and slow moving items.

(G) LONG-TERM CONTRACTS

Amounts recoverable on long-term contracts, which are included in debtors, are stated at the net sales value of the work done less amounts received as progress payments on account. Excess progress payments are included in creditors as payments on account. Cumulative costs incurred net of amounts transferred to cost of sales, less provision for contingencies and anticipated future losses on contracts, are included as long-term contract balances in stock.

(H) LEASES

Rentals under operating leases are charged on a straight line basis over the lease term, even if the payments are not made on such a basis. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight line basis over the term of the lease except where the period to the review date on which the rent is first expected to be adjusted to the prevailing market rate is shorter than the full lease term, in which case the shorter period is used.

Leases of fixed assets, where substantially all the risks and benefits associated with the ownership of the asset are transferred to the Group, are classified as finance leases. Finance leases are capitalised, recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value. Leased assets are amortised over their estimated useful lives. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

(I) POST RETIREMENT BENEFITS

The Group operates a number of defined contribution pension schemes. The amount charged against profits represents the contributions payable to the schemes in respect of the accounting period. The assets of the schemes are held separately from those of the Group in independently administered funds.

(J) RESEARCH AND DEVELOPMENT

Research expenditure is written off to the profit and loss account in the period in which it is incurred. Development expenditure is written off except where the directors are satisfied as to the technical, commercial and financial viability of individual projects. In such cases, the identifiable expenditure is deferred and amortised over the period during which the Group is expected to receive benefit. The period is between three and five years.

(K) WEBSITE DEVELOPMENT COSTS

Design and content development costs are capitalised only to the extent that they lead to the creation of an enduring asset delivering benefits at least as great as the amount capitalised. If there is insufficient evidence on which to base reasonable estimates of the economic benefits that will be generated in the period until the design and content are next updated, the costs of developing the design and content are charged to the profit and loss account as incurred.

(L) TAXATION

Current tax, including UK corporation tax and foreign tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19 Deferred Tax. Timing differences are differences between the Group’s taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods different from those in which they are recognised in the financial statements. Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

A net deferred tax asset is regarded as recoverable and therefore recognised only to the extent that, on the basis of all available evidence, it is considered that there will be sufficient future profits from which the reversal of the timing losses can be deducted.

(M) TURNOVER

Turnover in the profit and loss account represents the value of goods and services provided to external clients net of VAT and trade discounts. Turnover is recognised as follows:

•

Online product: Revenue from web-based unit sales is recognised on usage, irrespective of whether the units are billed in advance or arrears. Some clients purchase a subscription giving limited or unlimited access to use of the Group’s on-line offering. Revenue from subscription contracts is recognised on a straight line basis over the life of the contract.

•	Licences: Licence revenue is recognised on a straight line basis over the period of the licence.

•

Consulting: Consulting revenue is recognised over the life of the project according to the stage of completion. In some cases, clients receive access to a defined number of consulting days when they purchase units or a subscription contract. In this situation, provided the consulting work can be unbundled from the on-line product sale, the consulting revenue is recognised when the consultant performs the work. Where it cannot be unbundled, it is recognised as part of the consumption of on-line units or the subscription contract.

•	Training: Training revenue is recognised on delivery of the training to the client.

•	Outsourced assessment: Revenue from outsourced assessment projects is recognised over the life of the project on a percentage of completion basis.

•	Other product: Other product includes sales of paper and pencil and PC based products. Revenue from these sales is recognised on delivery to the customer.

•

PDRI: PDRI performs consulting services, typically on long term contracts. Revenue on fixed price projects is recognised according to the stage of completion of the contract, with reference to specific task delivery milestones built into the contracts. Losses on onerous contracts are recognised up front, as soon as the contract is deemed to be loss-making. Revenue on time and materials contracts is recognised as PDRI staff work on the project.

(N) OWN SHARES HELD BY EMPLOYEE BENEFIT TRUST

Transactions of the SHL Group Holdings 1 Employee Benefit Trust 2006, controlled by SHL Group Holdings 1 Limited, are treated as being those of the Company and are therefore reflected in the consolidated financial statements. The trust’s purchases of shares in the Company are debited directly to equity.

(O) CASH

Cash, for the purposes of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts repayable on demand.

(P) BANK BORROWINGS

Interest-bearing bank loans and overdrafts are recorded at the proceeds received, net of direct issue costs. Finance charges, including direct issue costs, are accounted for on an accruals basis in the profit and loss account using the effective interest method.

(Q) DERIVATIVE FINANCIAL INSTRUMENTS

The Group uses derivative financial instruments to reduce exposure to foreign exchange risk and interest rate movements. It does not hold or issue derivative financial instruments for speculative purposes.

For a forward exchange contract to be treated as a hedge the instrument must be related to actual foreign currency assets or liabilities or to a probable commitment. It must involve the same currency or similar currencies as the hedged item and must also reduce the risk of foreign currency exchange movements on the Group’s operations. Gains and losses arising on these contracts are deferred and recognised in the profit and loss account only on maturity.

For an interest rate swap to be treated as a hedge the instrument must be related to actual assets or liabilities or a probable commitment and must change the nature of the interest rate by converting a fixed rate to a variable rate. Interest differentials under these swaps are recognised by adjusting new interest payable over the period of the contracts.

Forward exchange contracts and interest rate swaps are not revalued to fair value or shown on the balance sheet at year end.

2. SEGMENTAL INFORMATION

Turnover is attributable to the principal activities of the Group.

The analysis by geographical region is:

	2011 £m	2010 £m	2009 £m
Continental Europe	32.5	30.2	25.3
UK, Ireland & Overseas Distributors	26.0	22.9	23.3
Australia & New Zealand	15.9	10.6	6.8

	74.4	63.7	55.4

Americas including PDRI	40.9	5.6	6.6
Asia, Middle East & Africa	15.4	12.7	7.9

	130.7	82.0	69.9

The analysis by business segment is:

	2011 £m	2010 £m	2009 £m
SaaS turnover	70.9	41.2	29.5

Solutions Consulting	9.3	6.3	13.1
Solutions Training	8.4	6.7	6.5

SaaS and SaaS related turnover	88.6	54.2	49.1

Outsourced Assessment	19.3	20.9	14.4
PDRI	15.3	—	—
Other Product	7.5	6.9	6.4

	130.7	82.0	69.9

Software as a Service (“SaaS”) turnover relates to online product and licences turnover derived from assessment activity on our technology platforms. Solutions training and consulting is work performed for clients relating to their use of our online offering.

3. OTHER OPERATING INCOME

	2011 £m	2010 £m	2009 £m
VAT refund	—	0.2	—

	—	0.2	—

4. STAFF COSTS AND PENSION SCHEMES

	2011 £m	2010 £m	2009 £m
Staff costs including directors’ remuneration were as follows:
Wages and salaries	52.0	32.9	28.9
Social security costs	5.0	3.5	3.5
Pension and other costs	6.3	4.5	4.3

	63.3	40.9	36.7

	2011	2010	2009
The average monthly number of employees during the year was as follows:
Managers	29	26	20
Consultants	212	167	208
Sales and marketing	198	156	168
Finance & legal	44	42	45
IT support	74	27	32
Administration	48	60	72
Global customer support centre	139	114	105
PDRI	92	—	—
Other	25	19	23

	861	611	673

The Group operates a number of defined contribution pension schemes. The cost of the schemes for the year ended 31 December 2011 was £2.3m (2010: £1.7m; 2009: £1.5m). At 31 December 2011, there was an accrual of £0.2m (2010: £0.3m; 2009: £0.2m) in respect of pension contributions.

Directors’ Remuneration

The remuneration of the executive and non-executive directors of the Company was as follows:

	2011 £m	2010 £m	2009 £m
Salary & fees	0.7	0.7	0.8
Bonus	0.4	0.5	0.2
Compensation for loss of office	—	—	0.4

	1.1	1.2	1.4

Pension contributions for two (2010: two; 2009: three) directors during the period amounted to £50,700 (2010: £32,000; 2009: £74,000). The non-executive directors were not entitled to any pension contributions. The highest paid director was paid £0.6m (2010: £0.6m; 2009: £0.6m) including pension contributions of £30,000 (2010: £16,500; 2009: £47,000).

5. OPERATING PROFIT/(LOSS)

	2011 £m	2010 £m	2009 £m
Operating profit/(loss) is stated after charging/(crediting):
Depreciation	5.3	4.5	4.1
Amortisation	6.4	3.6	3.4
(Profit)/loss on disposal of fixed assets	(0.1)	—	0.3
Operating lease rentals	3.4	3.4	3.4
Research and development expensed as incurred	3.1	0.7	1.7

Exceptional administrative costs (see below):
Impairment	—	—	2.5
Refinancing costs	—	—	2.3
Restructuring costs	—	—	7.0
Transaction costs	1.1	—	—
Integration costs	5.9	—	—
IT insource costs	1.1	—	—

Total exceptional administrative costs	8.1	—	11.8

Following an impairment review of the new customer-facing IT platform (SHL On-Demand), those costs incurred during development which have not directly contributed to the final build were written down in 2009.

The refinancing costs in 2009 were incurred due to the Group’s renegotiation of its loan facilities with its lenders and primarily include professional advisors’ fees.

The restructuring costs in 2009 include property provisions, redundancy payments and consultancy fees and relate to the downsizing of the business following the economic downturn.

Transaction costs in 2011 are non-periodic fees, costs and expenses incurred by the Group in relation to the acquisition of PreVisor Inc.

Integration costs in 2011 are non-periodic fees, costs and expenses incurred by the Group in relations to reorganising, restructuring and integrating the acquisition of PreVisor Inc.

IT insource costs in 2011 are costs incurred by the Group in relation to the migration of our IT infrastructure in-house.

	2011 £m	2010 £m	2009 £m
Fees payable to the Company’s auditor for the audit of the Company’s annual accounts:	0.1	0.1	0.1
Fees payable to the Company’s auditor and their associates for other services to the Group:
The audit of the Company’s subsidiaries pursuant to legislation	0.2	0.2	0.2

Total audit fees	0.3	0.3	0.3
Other services:
Debt advisory services	—	—	0.2
Due diligence work undertaken on refinancing	—	—	0.3
Assurance services undertaken on PreVisor acquisition	0.1	—	—

	0.4	0.3	0.8

6. NET FINANCING COSTS

	2011 £m	2010 £m	2009 £m
Bank interest	0.1	0.1	0.1
Net exchange gains	0.7	—	1.9

Total interest receivable and similar income	0.8	0.1	2.0

Bank interest	(6.7)	(5.3)	(5.2)
Other interest and charges	(10.6)	(9.4)	(8.4)
Net exchange losses	—	(0.9)	—

Total interest payable and similar charges	(17.3)	(15.6)	(13.6)

Net financing costs	(16.5)	(15.5)	(11.6)

7. TAXATION

Analysis of (charge)/credit in year:

	2011 £m	2010 £m	2009 £m
UK corporation tax at 26.5% (2010: 28%; 2009: 28%):
Current tax on income for the period	—	(0.5)	—

Foreign tax
Current tax	(4.1)	(0.7)	(0.7)
Adjustment in respect of prior periods	(0.4)	—	(1.1)

	(4.5)	(0.7)	(1.8)

Total current tax	(4.5)	(1.2)	(1.8)

Deferred tax:
Origination and reversal of timing differences	1.0	—	(2.9)

Taxation on loss on ordinary activities	(3.5)	(1.2)	(4.7)

The tax assessed for each year is higher than this standard rate of UK corporation tax of 26.5% (2010: 28%; 2009: 28%). The differences are explained below.

	2011 £m	2010 £m	2009 £m
Loss on ordinary activities before taxation	(0.8)	(4.7)	(21.7)

Loss on ordinary activities at the standard rate of UK corporation tax of 26.5% (2010: 28%; 2009: 28%)	0.2	1.3	6.1
Effects of:
Higher tax rates on overseas earnings	(1.0)	(0.6)	0.1
Non-deductible expenses	(2.7)	(2.6)	(2.4)
Short term timing differences	1.0	(1.0)	(1.3)
Depreciation in excess of capital allowances	(1.0)	0.5	(0.2)
Prior period adjustments	(0.4)	—	(1.1)
Losses unable to be utilised	(1.3)	—	(3.0)
Losses utilised	0.8	1.2	—
Other	(0.1)	—	—

Current tax on loss on ordinary activities	(4.5)	(1.2)	(1.8)

The Group is based in the UK, and the UK provides the largest share of Group revenues. Therefore the tax rate used for the tax on loss on ordinary activities is the standard rate of UK corporation tax, currently 26.5%.

The Group has deferred tax assets as follows:

	2011 £m	2010 £m	2009 £m
Recognised deferred tax assets (note 11)	5.1	1.1	1.1

Unrecognised deferred tax assets	11.5	13.9	12.7

The deferred tax asset relates to trading losses and short term timing differences. Of the movement in deferred tax in the year, £3.0m relates to assets acquired with PreVisor Inc.

The unrecognised deferred tax assets have not been recognised because in the opinion of the directors there is not sufficient certainty that there will be suitable taxable gains available in the foreseeable future.

8. ACQUISITIONS

On 11 January 2011 SHL Group Holdings 3 Limited, previously a 100% subsidiary of the Company, acquired all the issued share capital of PreVisor Inc. SHL Group Holdings 3 Limited issued 1.7m shares to Qwiz Holdings LLC, PreVisor Inc’s former parent, in consideration for the acquisition. The acquisition has been accounted for as a part disposal (33%) of SHL Group Holdings 3 Limited. The gain on the part disposal of SHL Group Holdings 3 Limited to Qwiz Holdings LLC has been recorded as a gain in the statement of total recognised gains and losses during the year.

Acquisitions are accounted for under the acquisition method.

The following table sets out the book values of the identifiable assets and liabilities acquired and their fair value to the Group:

	Book value £m	Fair value adjustments £m	Fair value to Group £m
Fixed assets
Tangible assets	1.3	—	1.3
Goodwill and intangible assets	56.5	(56.5)	—

Current assets
Stock	0.1	—	0.1
Debtors	10.7	(0.9)	9.8

Total assets	68.6	(57.4)	11.2

Creditors
Overdraft	(0.1)	—	(0.1)
Bank loans	(14.3)	—	(14.3)
Creditors	(17.5)	4.2	(13.3)

Total liabilities	(31.9)	4.2	(27.7)

Net assets/(liabilities)	36.7	(53.2)	(16.5)

Minority interest			5.3
Goodwill			55.0

			43.8

Satisfied by
Consideration of shares in SHL Group Holdings 3 Limited			41.8
Acquisition costs			2.0

			43.8

Net cash outflow in respect of the acquisition comprised of bank overdrafts acquired of £63,000 and acquisition costs.

Immediately following the acquisition the senior and mezzanine loans of PreVisor Inc. were repaid in full. This was partially funded through the take up of a new secured Mezzanine loan amounting to £6.9m and repayable on 31 January 2014.

The most significant fair value adjustments were a taxation provision, an alignment of the method of expensing commission payments and a true-up of deferred tax balances.

An amount of £5.9m has been charged to the Group profit and loss account in respect of costs incurred in reorganising, restructuring and integrating the acquisition in the period from 11 January 2011 to 31 December 2011 (note 5).

PreVisor Inc. earned a profit after taxation of £2.0m in the year ended 31 December 2010. Given that the acquisition took place on 11 January it is not practical to show the results up to the date of acquisition. The summarised profit and loss accounts for the year ended 31 December 2010 shown on the basis of the accounting policies of PreVisor Inc. prior to the acquisition are as follows:

£m
Turnover	34.5
Cost of sales	(16.0)

Gross profit	18.5
Other operating expenses (net)	(14.3)

Operating profit	4.2
Finance charges (net)	(1.1)

Profit on ordinary activities before taxation	3.1
Tax on profit on ordinary activities	(1.1)

Profit for the year	2.0

9.	INTANGIBLE FIXED ASSETS

Goodwill £m
Cost
At 1 January 2010 and 31 December 2010	72.5

Amortisation
At 1 January 2010	(11.6)
Charge for the year	(3.6)

At 31 December 2010	(15.2)

Net book value
At 31 December 2010	57.3

Cost
At 1 January 2011 Additions	72.5 55.0

At 31 December 2011	127.5

Amortisation
At 1 January 2011	(15.2)
Charge for the year	(6.4)

At 31 December 2011	(21.6)

Net book value
At 31 December 2011	105.9

At 31 December 2010	57.3

The directors consider each acquisition separately for the purpose of determining the amortisation period of any goodwill that arises. Goodwill is amortised over twenty years from the date of acquisition for all acquisitions to date.

10. TANGIBLE FIXED ASSETS

	Leasehold Property £m	Equipment & Fixtures £m	Total £m
Cost

At 1 January 2010	2.5	32.8	35.3
Exchange movements	0.1	0.2	0.3
Additions	—	1.4	1.4
Disposals	—	(2.3)	(2.3)

At 31 December 2010	2.6	32.1	34.7

Depreciation

At 1 January 2010	(1.6)	(21.0)	(22.6)
Exchange movements	(0.1)	(0.2)	(0.3)
Charge for the year	(0.1)	(4.4)	(4.5)
Disposals	—	2.3	2.3

At 31 December 2010	(1.8)	(23.3)	(25.1)

Net book value

At 31 December 2010	0.8	8.8	9.6

Cost

At 1 January 2011	2.6	32.1	34.7
Exchange movements	—	(0.1)	(0.1)
Additions	—	4.4	4.4
Acquisition of subsidiary undertaking	0.2	1.1	1.3
Disposals	—	(0.1)	(0.1)

At 31 December 2011	2.8	37.4	40.2

Depreciation

At 1 January 2011	(1.8)	(23.3)	(25.1)
Charge for the year	(0.2)	(5.1)	(5.3)
Disposals	—	0.2	0.2

At 31 December 2011	(2.0)	(28.2)	(30.2)

Net book value

At 31 December 2011	0.8	9.2	10.0

11. DEBTORS

	2011	2010
	£m	£m
Due within one year:
Trade debtors	27.3	18.2
Amounts owed by group undertakings	—	—
Other debtors	0.6	1.5
Corporation tax recoverable	3.8	1.5
Prepayments and accrued income	5.0	2.7

Total debtors due within one year	36.7	23.9

Due after more than one year:
Deferred tax (note 7)	5.1	1.1
Other debtors	0.2	0.2
Prepayments	0.1	0.2

Total debtors	42.1	25.4

12. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2011	2010
	£m	£m
Bank loans	2.4	1.4
Trade creditors	2.8	3.3
Other creditors	5.5	3.2
Social security and other tax payable	1.3	1.2
Corporation tax	6.1	2.2
Accruals and deferred income	41.8	28.4

	59.9	39.7

13. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	2011	2010
	£m	£m
Bank loans	49.3	53.0
Shareholder loans	101.3	90.6
Other creditors	0.5	0.5

	151.1	144.1

A summary of the facilities is set out below:

•	a £6m multi-currency revolving credit facility

•	a £5.8m AUD denominated capex facility to be repaid on 31 January 2013

•	£3.3m of Euro denominated senior debt (known as Senior A) to be repaid in instalments over the period to January 2013

•	£12.9m of Euro and USD denominated senior debt (known as Senior B) to be repaid on 30 April 2013

•	£9.7m of GBP and Euro denominated senior debt (known as Senior C), to be repaid on 31 July 2013

•	£21.5m of Euro denominated Mezzanine debt, is to be repaid on 31 January 2014

These facilities are secured by a fixed and floating charge over a number of the Group’s UK and foreign incorporated subsidiaries. Interest rates are payable on the loans at the following margins above the relevant LIBOR:

Revolving credit facility	3.25%
Capex facility	5.00%
Senior A	3.25%
Senior B	3.75%
Senior C	4.25%
Mezzanine	11.0%

The shareholder loans comprise loan notes issued by the Company’s direct subsidiary, SHL Group Holdings 2 Ltd, to HgCapital Nominees Limited (“HgCapital”), and accrued interest thereon. The loan notes accrue interest at a fixed rate of 11% and are due to be repaid by 31 January 2014. At 31 December 2011, loan notes had been issued to the value of £61.8m (2010: £61.8m) and accrued interest amounted to £40.0m (2010: £30.0m). During the year £10.0m (2010: £9.1m) of interest was accrued.

	2011	2010
	£m	£m
The loan amounts fall due:
Within 1 year	3.5	2.0
Within 2-5 years	151.5	40.0
After 5 years	—	105.5

Total loans	155.0	147.5

Issuance costs	(2.0)	(2.5)

Carrying value of loans	153.0	145.0

14.	DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

The Board approves the Group’s treasury policy. The principal objective of the Group’s treasury policy is the management and control of risks to earnings and net assets that arise because of the international nature of the Group’s business. It is a fundamental principle that the Group does not speculate in the currency markets nor enter into artificial treasury transactions that may enhance earnings at the expense of net assets. Currency exposure arising from the translation of assets held overseas is hedged to some extent by borrowing in foreign currencies.

The Group may enter derivative contracts to hedge against specific interest rate or currency exposure.

Financial assets

The interest rate profile of the financial assets of the Group was as follows:

	2011	2010
	£m	£m
Cash at bank - non-interest bearing	3.5	2.9
Short term deposits at floating interest rates	9.0	16.7

	12.5	19.6

The principal non-sterling currencies held were Australian dollars (£1.4m), ZAR (£0.7m) and US dollars (£0.4m).

Financial liabilities

The Group’s fixed rate financial liabilities comprise the HgCapital loan notes, as disclosed in note 13. The currency profile of all financial liabilities is as follows:

	2011	2010
	£m	£m
Euros	34.7	31.6
Sterling	106.6	97.2
Australian Dollars	5.8	9.5
US Dollars	7.9	9.2

	155.0	147.5

Hedging

The Group has a number of interest rate hedges to mitigate its exposure on the variable interest rates on the Senior and Mezzanine debt. The amounts hedged, and details of the hedges are as follows:

Currency	Type of hedge	Expiry	Rate	2011	2010
EUR	Swap	December 2011	4.055%	—	€3.5m
EUR	Swap	December 2011	4.35%	—	€3.1m
EUR	Cap	December 2011	4.35%	—	€5.3m
GBP	Swap	December 2011	5.45%	—	£3.0m
GBP	Swap	December 2011	5.45%	—	£3.0m
USD	Swap	December 2014	3.68%	$6.0m	$6.0m
USD	Swap	December 2014	3.68%	$6.0m	$6.0m

The fair value of the above instruments as of 31 December 2011 is estimated to be a liability of £0.7m (2010: liability £1.0m).

The Group has a number of forward contracts to hedge against its exposure of foreign currencies to GBP. The details of the contracts outstanding at 31 December 2011 are as follows:

Settlement date	SHL sells	SHL buys	Rate
31/01/12	USD 0.8m	£0.5m	1.5959
31/01/12	USD 3.4m	£2.2m	1.5384
31/01/12	SEK 10.0m	£0.9m	10.8443
31/01/12	EUR 1.5m	£1.3m	1.1945
29/02/12	USD 0.8m	£0.5m	1.5954
30/03/12	ZAR 5.0m	£0.4m	11.1402
30/03/12	USD 0.8m	£0.5m	1.5948
30/03/12	SEK 5.0m	£0.5m	10.2940
30/04/12	USD 0.8m	£0.5m	1.5943
31/05/12	USD 0.8m	£0.5m	1.5936
29/06/12	ZAR 5.0m	£0.4m	11.2845
29/06/12	USD 0.8m	£0.5m	1.5930
29/06/12	SEK 5.0m	£0.5m	10.3395
28/09/12	SEK 5.0m	£0.5m	10.6955
28/09/12	ZAR 5.0m	£0.4m	13.1750

The details of the contracts outstanding at 31 December 2010 are as follows:

Settlement date	SHL sells	SHL buys	Rate
31/03/2011	SEK 7.0m	£0.6m	11.5390
30/06/2011	SEK 6.0m	£0.5m	11.5585
30/09/2011	SEK 5.0m	£0.5m	10.7200
31/03/2011	ZAR 7.0m	£0.6m	11.7640
30/06/2011	ZAR 9.0m	£0.8m	11.9340
30/09/2011	ZAR 8.0m	£0.7m	11.5850

The fair value of the above instruments as of 31 December 2011 is estimated to be an asset of £0.1m (2010 liability of £0.4m).

15.	PROVISIONS FOR LIABILITIES AND CHARGES

The movement in the provisions for liabilities and charges is as follows:

	2011 £m	2010 £m
At 1 January	0.8	1.6
Provided	—	0.4
Utilised	(0.2)	(1.1)
Released unused	—	(0.1)

At 31 December	0.6	0.8

Analysed as:

Current provisions	0.3	0.2

Provision greater than one year	0.3	0.6

All provisions in 2011 relate to onerous lease provisions.

16.	SHARE CAPITAL

	2011 £m	2010 £m
Allotted, called up and fully paid
714,712 (2010: 714,712) ordinary A shares of £1 each	0.7	0.7
1,979,256 (2010: 1,979,256) ordinary B shares of £1 each	2.0	2.0

	2.7	2.7

During the year nil shares (2010: 58,460; 2009: nil) were converted from B to A shares. In the event of a winding-up or sale of the Company, the holders of ordinary B shares have preferential rights over the holders of ordinary A shares.

17.	SHARE CAPITAL AND RESERVES

	Share Capital £m	Own Shares £m	Profit & Loss Account £m	Total £m
At 1 January 2010	2.7	(0.2)	(68.6)	(66.1)
Net sale of shares by Employee Benefit Trust	—	0.2	(0.2)	—
Currency translation adjustments on foreign currency net investments	—	—	(0.2)	(0.2)
Loss for the year	—	—	(5.9)	(5.9)

At 31 December 2010	2.7	—	(74.9)	(72.2)

At 1 January 2011	2.7	—	(74.9)	(72.2)
Currency translation adjustments on foreign currency net investments	—	—	(0.5)	(0.5)
Loss for the year	—	—	(2.9)	(2.9)
Unrealised gain on part disposal of SHL Group Holdings 3 Limited	—	—	36.0	36.0

At 31 December 2011	2.7	—	(42.3)	(39.6)

18.	CONTINGENT LIABILITIES

The Group has debt facilities as set out in note 13 which are secured by a fixed and floating charge over a number of its UK and foreign incorporated subsidiaries. The Group has contingent liabilities in respect of guarantees given in the normal course of trade.

19.	COMMITMENTS

At 31 December 2011, the Group had no contracted capital commitments (2010: nil).

At 31 December 2011, the Group’s annual commitments under non-cancellable operating leases were as follows:

	2011 £m	2010 £m
Land and buildings
Operating leases which expire:
Within one year	0.2	0.5
In the second to fifth years inclusive	1.4	1.4
Over five years	1.4	1.1

	3.0	3.0

Other
Operating leases which expire:
Within one year	—	0.1
In the second to fifth years inclusive	0.4	0.2

	0.4	0.3

These amounts exclude future annual minimum sublease payments expected to be received under non-cancellable sublease amounting to £0.2m (2010: £0.2m).

20.	RECONCILIATION OF OPERATING PROFIT/(LOSS) TO OPERATING CASH FLOW

	2011 £m	2010 £m	2009 £m
Operating profit/(loss)	15.7	10.8	(10.1)

Depreciation, amortisation and impairment charges	11.7	8.1	10.0
(Profit)/loss on disposal of fixed assets	(0.1)	—	0.3
(Increase)/decrease in stock	—	(0.2)	0.2
(Increase)/decrease in debtors	(1.2)	(3.6)	8.9
(Decrease)/increase in creditors	(0.9)	8.8	(8.1)

Cash inflow from operating activities	25.2	23.9	1.2

21.	ANALYSIS OF NET DEBT

	At 1 January 2010 £m	Net Debt acquired with PreVisor Inc £m	Cash outflow from financing £m	Other non-cash adjustments £m	Translation differences £m	At 31 December 2010 £m
Cash at bank and in hand	9.2	—	10.4	—	—	19.6

Debt due within one year	(1.7)	—	1.9	(1.7)	0.1	(1.4)
Debt due between 2 and 5 years	(15.1)	—	3.3	(25.1)	(1.3)	(38.2)
Debt due after 5 years	(124.5)	—	2.4	16.3	0.4	(105.4)

	(141.3)	—	7.6	(10.5)	(0.8)	(145.0)

Total	(132.1)	—	18.0	(10.5)	(0.8)	(125.4)

	At 1 January 2011 £m	Net Debt acquired with PreVisor Inc £m	Cash outflow from financing £m	Other non-cash adjustments £m	Translation differences £m	At 31 December 2011 £m
Cash at bank and in hand	19.6	(0.1)	(7.0)	—	—	12.5

Debt due within one year	(1.4)	(14.3)	16.2	(2.9)	—	(2.4)
Debt due between 2 and 5 years	(38.2)	—	1.6	(115.1)	1.1	(150.6)
Debt due after 5 years	(105.4)	—	—	105.4	—	—

	(145.0)	(14.3)	17.8	(12.6)	1.1	(153.0)

Total	(125.4)	(14.4)	10.8	(12.6)	1.1	(140.5)

22.	MINORITY INTERESTS

£m
At 1 January 2011	—

Loss on ordinary activities after taxation	(1.4)
Acquisition of subsidiary undertakings	(5.3)
Gain on part disposal of SHL Group Holdings 3 Limited	5.8

At 31 December 2011	(0.9)

There was no minority interest prior to 1 January 2011.

23.	RELATED PARTY TRANSACTIONS

The Company has taken advantage of the exemption granted by Financial Reporting Standard 8 Related Party Disclosures, para 3(c) not to disclose transactions with other Group companies.

Directors’ transactions

Loans to directors

Two directors had unsecured LIBOR plus 4% loans, repayable on demand, outstanding during the year. The amount of the liabilities including interest to the Company at the beginning of the year was £nil, the maximum during the year was £21,240 and at the end of the year was £21,240.

24.	CONTROLLING PARTIES

In the opinion of the directors, the Company and the Group were ultimately owned by investors whose investments are managed by HgCapital. The directors do not consider there to be an ultimate controlling party. On 2 August 2012, the Company was acquired by CEB (note 27)

25.	INVESTMENTS IN SUBSIDIARY AND ASSOCIATED UNDERTAKINGS

	Country of incorporation	Effective Holding
SUBSIDIARY UNDERTAKINGS – DIRECTLY OWNED
SHL Group Holdings 2 Limited	UK	100%

On 11 January 2011 SHL Group Holdings 3 limited, previously a 100% subsidiary of the Company, acquired all the issue shared capital of PreVisor Inc in exchange for 33% of the shareholding in SHL Group Holdings 3 Limited. Therefore, the effective holding in SHL Group Holdings 3 Limited and subsidiaries listed below is 67%.

SUBSIDIARY UNDERTAKINGS – INDIRECTLY OWNED
SHL Group Holdings 3 Limited	UK	67%
SHL Group Holdings 4 Limited	UK	67%
SHL Group Limited	UK	67%
SHL People Solutions Group Holdings Limited	UK	67%
SHL Product Limited	UK	67%
SHL (UK) Limited	UK	67%
Saville & Holdsworth Group Limited	UK	67%
Saville & Holdsworth Limited	UK	67%
Saville & Holdsworth (UK) Limited	UK	67%
SHL USA Inc.	USA	67%
Saville & Holdsworth International B.V.	Netherlands	67%
Savhold B.V.	Netherlands	67%
SHL France SAS	France	67%
Saville & Holdsworth Canada Inc.	Canada	67%
Saville & Holdsworth Australia Pty Limited	Australia	67%

SHL Italy S.r.l.	Italy	67%
SHL Hong Kong Limited	Hong Kong	67%
SHL New Zealand Limited	New Zealand	67%
SHL Singapore Pte Limited	Singapore	67%
SHL Belgium SA	Belgium	67%
SHL Special Projects SA	Belgium	67%
SHL Nederland B.V.	Netherlands	67%
Saville & Holdsworth Deutschland GmbH	Germany	67%
Saville & Holdsworth (Ireland) Limited	Ireland	67%
SHL Sverige AB	Sweden	67%
SHL Norge A/S	Norway	67%
SHL Danmark A/S	Denmark	67%
Saville & Holdsworth (South Africa) (Pty) Limited	South Africa	67%
SHL (India) Private Limited	India	67%
SHL AG	Switzerland	67%
SHL China Limited	China	67%
SHL Middle East FZ LLC	UAE	67%
PreVisor Inc.	USA	67%
Personnel Decisions Research Institutes Inc.	USA	67%
PreVisor UK Limited	UK	67%
PreVisor Holdings Australia Pty Limited	Australia	67%
PreVisor Pty Limited	Australia	67%

All of the above subsidiary undertakings are included in the consolidated accounts and carry on the Group’s principal activity. All undertakings have their principal operations in the country of incorporation, except SHL Product Limited which operates through a number of branches in European Union countries.

SHL China Limited and SHL Middle East FZ LLC were incorporated during the year and SHL Iberia Consultoria de Recursos Humanos, SL, a fully owned subsidiary incorporated in Spain, was liquidated during the year.

26.	SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

The Group's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). Differences which have an effect on the consolidated net income, shareholders' equity and financial position of the Group are set out below.

Effect of differences between UK GAAP and US GAAP on loss after tax:

	Notes		2011 £m	2010 £m
Loss for the year in accordance with UK GAAP			(2.9)	(5.9)

US GAAP adjustments:
Equity minority interest	(a	)	(1.4)	—
Revenue recognition	(b	)	(0.4)	0.2
Reversal of goodwill amortisation	(ci	)	6.4	3.6
Amortisation of intangible assets	(cii	)	(13.3)	(7.5)
Adjustment to the fair value of deferred revenue acquired with the PreVisor business	(ciii	)	(4.4)	—
Write-off of transaction costs relating to the PreVisor acquisition	(civ	)	(2.0)	—
Fair value movements relating to financial instruments	(d	)	0.8	(0.2)
Capitalisation of borrowing costs net of amortisation	(e	)	(0.2)	(0.2)
Deferred tax on above adjustments (excluding ci)	(fi	)	1.5	—
Deferred tax recognised on intangible assets	(fii	)	5.0	2.5
Other deferred tax	(fiv	)	(4.4)	(3.0)
Income tax	(fv	)	(0.8)	0.2

Net loss in accordance with US GAAP			(16.1)	(10.3)

Effect of differences between UK GAAP and US GAAP on net equity:

	Notes	2011 £m	2010 £m
Net liabilities in accordance with UK GAAP		(40.5)	(72.2)
US GAAP adjustments:
Increase in deferred revenue	(b)	(5.3)	(5.0)
Goodwill	(ci), (ciii), (civ), (fii)	(56.6)	(22.1)
Intangible assets recognised under US GAAP	(cii)	74.6	34.6
Recognition of financial instruments at fair value	(d)	(0.6)	(1.4)
Increase in tangible fixed assets as a result of capitalisation of borrowing costs	(e)	0.7	0.9
Net deferred tax on (b), (c), (d) and (e)	(fi),(fii), (fiii)	(23.9)	(8.0)
Other deferred tax	(fiv)	5.1	6.7
Income tax	(fv)	(1.7)	(0.9)

Net liabilities in accordance with US GAAP		(48.2)	(67.4)

(a)	Minority interest

Under UK GAAP, minority interest is deducted in determining the loss for the period. Under US GAAP, minority interests (called non-controlling interests) are not deducted in arriving at net loss for the period. Instead the net loss for the period is allocated between the non-controlling interests and the parent company shareholders.

(b)	Revenue recognition

US GAAP contains more detailed requirements to be met in order to recognise revenue when compared with UK GAAP. This adjustment defers revenue relating to two areas:

(i)	Under UK GAAP, the Group recognises revenue derived from implementing on-line systems for customers when the implementation work is complete and accepted by the client. Under US GAAP, this revenue is deferred and recognised over the expected life of the customer relationship.

(ii)	Under UK GAAP, the Group recognises revenue on web-units sales when they are used or it is not expected that they will ever be used by the customer. Under US GAAP, the Group has adopted a policy of not recognising breakage and as a result, an adjustment is made to defer revenue previously recognised under UK GAAP.

(c)	Goodwill and intangible assets – capitalisation and amortisation

(i)	Under UK GAAP, goodwill is capitalised as an asset in business combinations and amortised over its useful economic life, which in the case of acquisitions made by the Group to date, is 20 years.

(ii)	Under US GAAP, it is necessary to fair value separately identifiable intangible assets and amortise them over their useful economic lives. Any remaining excess of the purchase price over the fair value of assets identified is recorded as goodwill, which is not amortised, but is annually tested for impairment.

On 16 November 2006, SHL Group Holdings 1 Limited acquired 100% of the share capital of SHL Group Limited for £102.3m. Separately identifiable intangible assets totalling £60.0m have been recognised under US GAAP and are being amortised over their respective useful economic lives of between 5-20 years.

On 11 January 2011, SHL Group Holdings 3 Limited, previously a 100% subsidiary of SHL Group Holdings 1 Limited, acquired all the issued share capital of PreVisor Inc. SHL Group Holdings 3 Limited issued 1.7m shares to Qwiz Holdings LLC, PreVisor Inc’s former parent, in consideration for the acquisition. Separately identifiable intangible assets totalling £53.4m have been recognised under US GAAP and are being amortised over their respective useful economic lives of between 5-20 years.

Under UK GAAP, goodwill arising on an acquisition is typically denominated in the currency of the acquirer, which in the case of acquisitions to date was Sterling. Under US GAAP, goodwill and intangibles are recorded in the functional currency of the operations to which they relate.

The amounts are retranslated at each balance sheet date with the foreign exchange gain or loss being recorded directly within reserves.

(iii)	Under UK GAAP, deferred revenue acquired with PreVisor as recorded at an amount equal to the cash received in advance. Under US GAAP, deferred revenue acquired is recorded at the fair value of the obligation to deliver future services to the customer, resulting in an adjustment to reduce deferred revenue on acquisition by £4.4m and a corresponding adjustment to revenue during 2011.

(iv)	Acquisition costs of £2.0m relating to the PreVisor acquisition were capitalised within goodwill under UK GAAP. US GAAP does not permit capitalisation of acquisition costs and an adjustment to expense these to the income statement has been recorded during 2011.

(d)	Financial instruments and hedging

Under UK GAAP, the Group does not recognise derivatives at fair value on the balance sheet nor mark-to-market amounts in net income. Interest differentials on derivative instruments are charged to the profit and loss account as interest costs in the period in which they are realised. Monetary assets and liabilities denominated in foreign currencies that are hedged by a foreign currency derivative are translated using the contract rate in the hedging derivative.

Under US GAAP, hedge accounting is permitted only when, inter alia, the hedging relationship is documented formally. Derivatives that are not designated in a hedging relationship are recognised at fair value with gains and losses recognised in the profit and loss account. Since the Group had not formally documented its hedging relationship in accordance with US GAAP an adjustment is made to record the fair value of derivatives on the balance sheet with the movement in fair value recorded in the income statement each period.

(e)	Capitalised borrowing costs

Under US GAAP, the estimated amount of interest incurred in connection with the internally developed software is calculated by applying the interest rates applicable to borrowings outstanding during each applicable period. Upon completion of the asset, this amount is considered part of the deemed cost of software and is depreciated over the life of the related assets. All interest is expensed as incurred under UK GAAP

(f)	Income taxes

(i)	In most cases, the adjustments described above generate a difference between the book and tax base of the relevant asset or liability. As a result, deferred taxes on such temporary differences are recognised under US GAAP.

(ii)	Deferred tax liabilities are recognised on intangible assets recorded as part of the purchase accounting for the Group’s acquisitions with a corresponding adjustment to goodwill. This adjustment records these deferred tax liabilities.

(iii)	A number of the deferred tax liabilities discussed in (fii) arise in subsidiary entities with non-Sterling functional currency. This adjustment records the foreign exchange gains and losses on those deferred tax liabilities.

(iv)	Under UK GAAP, deferred taxes on unremitted earnings of a subsidiary are only recognised if a dividend has been accrued as receivable on the balance sheet as of the reporting date or there is a binding agreement to make future distribution.

Under US GAAP, deferred taxes are presumptively recognised on unremitted earnings related to foreign subsidiaries unless there is sufficient evidence that the subsidiary will invest the undistributed earnings indefinitely. For a domestic subsidiary a deferred tax liability is recognised unless the investment in that subsidiary can be recovered in a tax free manner and management intends and expects to recover the investment in a tax free manner.

Under UK GAAP, deferred tax assets are recognised only to the extent that, on the basis of all available evidence, it is considered that there will be sufficient future profits from which the reversal of the timing losses can be deducted. There is a general acceptance that an entity would look out between 1-3 years when considering future profitability to evaluate the probability of realising the assets. Under US GAAP, there is no accepted cap on the look-out period when the company has a history of profitability.

As a result of the accounting adjustments discussed in (i) above, a number of deferred tax liabilities were recognised. When a deferred tax liability is recognised in a particular tax jurisdiction, in some cases deferred tax assets not recognised under UK GAAP were recognised when those assets are likely to reverse in a similar time period and the same tax jurisdiction.

Under UK GAAP, deferred tax assets and liabilities are off-set across different tax jurisdictions and the net amount is presented with debtors, if a net asset, or with provision for liabilities, if a net liability. Under US GAAP, deferred taxes are classified in the balance sheet according to the classification of the balance sheet item to which they relate. Therefore deferred tax liabilities related to intangible assets are classified as long term liabilities. Deferred tax assets and liabilities are only off-set to the extent that they are short term or long term and are in the same tax jurisdiction.

(v)	Under UK GAAP, provisions for uncertain tax positions are recognised based upon the amounts expected to be paid. US GAAP requires entities to provide against all uncertain tax positions unless it is more likely than not (greater than 50%) that the taxing authorities will accept such a position. The measurement of the tax effects of positions that pass the recognition threshold is based on the largest amount that is greater than 50% likely to be realised.

(g)	PDRI

SHL, through its subsidiary SHL US Inc (“SHL US”, formerly PreVisor Inc), owns 100 percent of the shares in Personnel Decisions Research Institutes, Inc. (“PDRI”). PDRI performs services for various agencies of the US Government. A US company is considered to be under foreign ownership, control or influence (“FOCI”) when a foreign company has the power to direct matters affecting the management or operations of the company in a manner which may result in unauthorized access to classified information or may affect adversely the performance of classified contracts. A US company under FOCI is not security cleared to perform US governmental work (i.e. not eligible for facility security clearance) until the FOCI issue is mitigated.

As SHL was owned by non-US nationals, the Department of Defence required that a Proxy Board be established to run PDRI in order to mitigate the FOCI issue and enable PDRI to continue to deliver the contracts it had with the various US Government agencies. The Proxy holders must satisfy certain conditions, including having no prior affiliation with SHL or its affiliates. The initial Proxy Holders were chosen by SHL although subsequent appointments are made by the existing proxy holders or the US government. The Proxy Holders are directors of PDRI and have the right to appoint and remove any directors of PDRI at their sole discretion. The Proxy Holders direct the operations of PDRI although they are not able to sell any assets of the business, or enter in any business combinations or disposals without the express approval of SHL.

The Proxy agreement specifies the powers that the Proxy Board is able to exercise with respect to its governance of PDRI. Under UK GAAP, SHL consolidates PDRI as a subsidiary because it is able in practice to exercise dominant influence over PDRI by virtue of the fact that it has veto rights over material changes to the operations of PDRI, for example PDRI’s ability to raise capital, invest in capital expenditure, acquire other businesses or the Proxy Board’s ability to liquidate PDRI.

Under US GAAP, PDRI meets the definition of a variable interest entity as the equity holders in PDRI as a group do not have the legal ability, through voting rights or similar rights, to direct the activities of PDRI that most significantly impact PDRI’s economic performance. SHL is not the primary beneficiary of PDRI because it does not have the power to direct the activities of PDRI that most significantly impact its economic performance. SHL’s legal rights do provide it with significant influence and therefore under US GAAP it accounts for its investment under the equity method.

This has no impact on net income and shareholders’ equity as reported under UK GAAP to that which would be reported under US GAAP; however, it does have an impact on the amounts reported in the profit and loss account and balance sheet.

Set out below are the amounts included in the consolidated financial statements under UK GAAP with respect to PDRI, which would be reported in a single line as “Share of equity method investee” in the profit and loss account and as a single line “Investment in equity method investee” in the balance sheet under US GAAP:

PROFIT AND LOSS ACCOUNT

31 December 2011 £m
Total turnover	15.3
Cost of sales	(10.0)

Gross profit	5.3

Administrative expenses excluding exceptional items	(1.1)
Exceptional items	(0.1)

Total administrative expenses	(1.2)

Operating profit	4.1

Total operating profit – continuing operations	4.1

Profit on ordinary activities before taxation	4.1
Taxation on profit on ordinary activities	(1.7)

Profit on ordinary activities after taxation	2.4

BALANCE SHEET

31 December 2011 £m
Fixed assets
Tangible assets	0.4

Current assets
Debtors	11.0
Cash and short term deposits	0.1

11.1
Creditors: amounts falling due within one year	(4.6)

Net current assets	6.5

Total assets less current liabilities	6.9

Net assets	6.9

Certain of the US GAAP adjustments included in the reconciliation of loss for the period and net liabilities relate to PDRI. Under US GAAP, these adjustments would be included in the line “Share of equity method investee” in the profit and loss account and in the line “Investment in equity method investee” in the balance sheet under US GAAP. The tables below summarise the US GAAP adjustments attributable to PDRI:

Impact on GAAP reconciliation of deconsolidating PDRI

2011
£m
Amortisation of intangible assets	(1.5)
Deferred tax recognised on intangible assets	0.6

(0.9)

Impact on GAAP reconciliation of deconsolidating PDRI

2011
£m
Goodwill	9.2
Intangible assets recognised under US GAAP	14.1
Net deferred tax on (b), (c), (e)	(5.6)

17.7

(h) EXPLANATION OF UK GAAP-US GAAP DIFFERENCES NOT QUANTIFIED

Under UK GAAP, the Group’s financial statements include a cash flow statement in accordance with FRS 1 (revised 1996), “Cash Flow Statements”. This statement presents substantially the same information as that required under ASC 230, “Statement of Cash Flows”. ASC 230 only requires presentation of cash flows from operating, investing, and financing activities. Set out below, for illustrative purposes, is a summary consolidated statement of cash flows presented using the captions under US GAAP:

	31 December 2011	31 December 2010
	£m	£m
Net cash provided by operating activities	15.0	19.5
Net cash used in investing activities	(4.3)	(1.5)
Net cash used in financing activities	(17.8)	(7.6)
Net increase/(decrease) in cash and cash equivalents	(7.1)	10.4
Cash and cash equivalents at the start of the period	19.6	9.2
Foreign exchange	—	—

Cash and cash equivalents at the end of the period	12.5	19.6

Classification differences between UK and US GAAP

In addition to the differences between UK and US GAAP related to the recognition and measurement of transactions by the Group, there are also a number of differences in the manner in which items are classified in the consolidated profit and loss account and consolidated balance sheet. These classification differences have no impact on net income or shareholders’ equity.

Under UK GAAP, the balance sheets are presented in ascending order of liquidity, whereas under US GAAP assets are presented in descending order of liquidity. Also under UK GAAP, the balance sheet is analysed between net assets and shareholders’ funds. Under US GAAP, the analysis is between total assets and total liabilities plus shareholders’ equity. Certain items which are disclosed in the notes under UK GAAP would be disclosed on the face of the balance sheet under US GAAP. Also, under US GAAP, debtors due after more than one year of £0.3m (2010: £0.4m) (included under current assets in the UK GAAP financial statements) would be classified under long term debtors.

Provisions for liabilities and charges

Provisions for liabilities and charges under UK GAAP include £0.3m (2010: £0.2m) that are due within one year and which would be reclassified to current liabilities under US GAAP.

Exceptional items

Under UK GAAP, exceptional items are material items that derive from events or transactions that fall within the ordinary activities of a reporting entity and which individually or, if of a similar type in aggregate, are required or expressly permitted to be disclosed by virtue of their size or incidence if the financial statements are to give a true and fair view. Details of the exceptional items are set out in Note 5.

Under US GAAP, all exceptional items would not have been separately presented.

27. POST BALANCE SHEET EVENTS

On 2 August 2012 The Corporate Executive Board Company (“CEB”) acquired the entire share capital of SHL Group Holdings 1 Limited for $660 million. As part of the acquisition the Group repaid its remaining bank debt of £36.3m and shareholder loans due to Hg Capital of £108.4m. Additionally, the Group settled its interest rate swap when the bank loans were repaid, with a loss on settlement of £0.6m.